UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 27, 2011

HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware             001-32594                 22-3755714
(State or other jurisdiction of     (Commission File No)      (I.R.S. Employer
incorporation or organization)                          Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2011, Heartland Payment Systems, Inc. (the “Company”) entered into a letter agreement regarding the terms of the separation of employment from the Company by Steven M. Elefant, the Company's former Chief Information Officer (the “Separation Agreement”). As previously disclosed in a Form 8-K filed by the Company with the Securities and Exchange Commission on September 7, 2011, Mr. Elefant's last day of employment with the Company was August 31, 2011.
Pursuant to the Separation Agreement, the Company will pay Mr. Elefant severance in the amount of $104,500 payable in semi-monthly equal installments through February 29, 2012. The Company will also provide Mr. Elefant with medical and dental benefits through February 29, 2012 under the same terms and conditions as he received as an employee of the Company. In addition to the severance and medical and dental benefits described above, on or about February 15, 2012, Mr. Elefant will also be paid $52,275, which is the pro-rata share of his 2011 bonus.
Pursuant to the Separation Agreement, Mr. Elefant agrees, on behalf of himself and his heirs, estates, successors and assigns, to release irrevocably and unconditionally, and discharge the Company, its subsidiaries, parents and affiliates, their predecessors and successors and the owners, stockholders, directors, welfare and/or pension plans, trustees, officers, employees, partners and agents and each of them of and from any claims arising out of or related to his employment by the Company or the termination of such employment, whether known or unknown, other than claims that cannot be waived as a matter of law, any claim to indemnification that Mr. Elefant may have or any claim of the Company to perform its obligations thereunder. Mr. Elefant also irrevocably assigned, and agrees to assign, any and all worldwide rights, title and interest in any inventions, developments and the like he made during his employment with the Company (the “Developed Works”) and grants the Company a royalty-free, irrevocable, perpetual, worldwide, non-exclusive right in and license to, including the right to sublicense, inventions, developments and the like made by Mr. Elefant prior to his employment with the Company to the extent such inventions, developments and the like are contained in the Developed Works. Additionally, the Separation Agreement also requires Mr. Elefant to maintain the confidentiality of all confidential and proprietary information of the Company. Mr. Elefant had until September 30, 2011 to withdraw his consent to the terms of the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2011

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary